EXHIBIT 10.1
                                      NOTE



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THE SECURITIES  EVIDENCED  HEREBY HAVE NOT BEEN REGISTERED  UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES.

THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY A FEDERAL AGENCY.

                          MASON-DIXON BANCSHARES, INC.

                      7.48 % Senior Note due April 23, 2008
                           Issue Date: April 23, 1998

No. R-1                                          Principal Amount:  $20,000,000

         MASON-DIXON BANCSHARES, INC., a Maryland corporation (the "Company"), for value received, hereby promises to pay to the order of:

                                ***Tuna & Co.***

(the "Holder"), the principal sum of: TWENTY MILLION DOLLARS (the "Principal Amount") on April 23, 2008, and to pay interest thereon at the rate of Seven and 48/100 percent (7.48 %) per annum, and, upon an Event of Default (as defined in the Indenture), at a rate of 8.98 %, and to pay any premium due under the terms of the Indenture. Interest on this Note will accrue from the date of issuance until repayment of the principal and payment of all accrued interest and premium in full and shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         The Company will pay accrued interest semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1998 (each, a "Payment Date"), to holders of record on the June 1 and December 1 (the "Record Date") immediately preceding such Payment Date.

         All payments or prepayments of principal and interest (and premium, if any) and other sums due pursuant to this Note shall be made in lawful money of the United States of America, with interest and principal payments to be made by wire transfer of immediately available funds to such account as shown on
Schedule I of the Indenture or as shall have previously been designated to the Company in writing not later than two (2) Business Days (as defined below) prior to the date on which such payment becomes due.

         If the due date of any payment under this Note would otherwise fall on a day which is not a Business Day, such date will be extended to the immediately succeeding Business Day and interest shall be payable at the rate set forth herein for the period of the extension. The term "Business Day" shall mean any day on which commercial banks in the State of Maryland are not authorized or required to close.

         The payment of the Principal Amount of this Note will be payable only upon surrender of this Note to the Company at its principal office or agency of the Company maintained for such purpose.



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         This Note is governed by the  Indenture of even date  herewith  between the Company and T. Rowe Price New Income Fund, Inc.. (the "Indenture") and reference is made to the Indenture for further terms, covenants and conditions governing the terms and conditions for the payment of the Principal Amount of and interest on this Note. The Holder, by accepting this Note, agrees to and shall be bound by the provisions of the Indenture. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         The registered holder of this Note may be treated as the owner hereof for all purposes. This Note is valid only when executed by a duly authorized officer of the Company and attested to by its Corporate Secretary or Assistant Secretary.

         This Note shall be governed by the laws of the State of Maryland, and, where applicable, the laws of the United States.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its Corporate Seal.

ATTEST:                        MASON-DIXON BANCSHARES, INC.


/s/ Vivian A. Davis           By: /s/ Mark. A. Keidel
------------------------      (Name and Title)
                                      Mark A. Keidel
                                      Vice President and Chief Financial Officer